     As filed with the Securities and Exchange Commission on August 5, 1999
                                                  Registration No. 333-46803
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                       POST EFFECTIVE AMENDMENT NO. 1 TO

                                    FORM S-8

                             REGISTRATION STATEMENT

                                     UNDER

                           THE SECURITIES ACT OF 1933

                                 VERISIGN, INC.

             (Exact name of registrant as specified in its charter)

         Delaware                                            94-3221585
(State or other jurisdiction of                          (I.R.S. employer
incorporation or organization)                          identification no.)

                              1350 Charleston Road
                     Mountain View, California  94043-1331
                    (Address of principal executive offices)

                           1998 Equity Incentive Plan

                       1998 Employee Stock Purchase Plan

                             Non-Plan Stock Options
                             Granted by Registrant

                           (Full titles of the plans)

                                  Dana L. Evan
                            Chief Financial Officer
                                 VeriSign, Inc.
                              1350 Charleston Road
                      Mountain View, California 94043-1331
                                 (650) 961-7500
(Name, address and telephone number, including area code, of agent for service)

                                   Copies to:

                            Jeffrey R. Vetter, Esq.
                            R. Gregory Roussel, Esq.
                               Fenwick & West LLP
                              Two Palo Alto Square
                          Palo Alto, California  94306

                        CALCULATION OF REGISTRATION FEE

---------------------------------------------------------------------------------------------------------------------------
                                                                                    Proposed
                                         Amount         Proposed Maximum            Maximum
                                         to be           Offering Price        Aggregate Offering            Amount of
Title of Securities to be Registered   Registered          Per Share                 Price               Registration Fee
---------------------------------------------------------------------------------------------------------------------------
Common Stock, par value
  $0.001 per share..........          4,900,000 (1)        $81.47 (2)            $399,203,000 (2)              $0 (3)
----------------------------------------------------------------------------------------------------------------------------

(1) Represents 4,000,000 additional shares reserved for issuance upon exercise of stock options under the Registrant's 1998 Equity Incentive Plan and 500,000 additional shares available for issuance under the Registrant's 1998 Employee Stock Purchase Plan pursuant to amendments of such plans made effective as of May 27, 1999. Also includes 400,000 shares reserved for issuance upon exercise of stock options pursuant to Non-Plan Option Agreements with five non-executive officer employees. Shares issuable upon exercise of stock options under the Registrant's 1998 Equity Incentive Plan were originally registered on a Registration Statement on Form S-8 (File No. 333-46803) filed on February 24, 1998. Shares available for issuance under the Registrant's 1998 Employee Stock Purchase Plan were originally registered on a Registration Statement on Form S-8 (File No. 333-45237) filed on January 30, 1998.
(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) under the Securities Act of 1933 and based upon an average of the high and low prices reported on the Nasdaq National Market on July 13, 1999.
(3) A fee of $110,978.43 was previously paid in connection with the initial filing of the Registration Statement.

================================================================================

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mountain View, State of California, on the 12th day of July, 1999.

                             VERISIGN, INC.

                             By:   /s/ Dana L. Evan
                                   -----------------------
                                   Dana L. Evan
                                   Vice President of Finance and Administration
                                   and Chief Financial Officer


          Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1, Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


            Signature                          Title                  Date
            ---------                          -----                  ----
Principal Executive Officer
 and Director:

Stratton D. Sclavos*               President, Chief Executive     July 12, 1999
---------------------------------  Officer and Director
Stratton D. Sclavos


Principal Financial and
 Principal Accounting Officer:

/s/ Dana L. Evan                   Vice President of Finance and
---------------------------------  Administration and
Dana L. Evan                       Chief Financial Officer        July 12, 1999


Additional Directors:

D. James Bidzos*                   Director                       July 12, 1999
---------------------------------
D. James Bidzos


William Chenevich*                 Director                       July 12, 1999
---------------------------------
William Chenevich


Kevin R. Compton*                  Director                       July 12, 1999
---------------------------------
Kevin R. Compton


David J. Cowan*                    Director
---------------------------------                                 July 12, 1999
David J. Cowan


Tim Tomlinson*                     Director                       July 12, 1999
---------------------------------
Timothy Tomlinson


  *  By:  /s/ Dana L. Evan
          ------------------
          Dana L. Evan
          Attorney-in-Fact